Exhibit 11

Riggs National Corporation
Computation of Per Share Earnings
(In thousands, except per share data)

	Years Ended December 31,
	2004	2003	2002
Basic Earnings Per Share:

Income Available to Commons Shareholders	$(98,289)	$979	$13,021

Weighted-Average Shares Outstanding	30,025,352	28,609,296	28,505,405

Basic EPS	$(3.27)	$0.03	$0.46

Diluted Earnings Per Share:

Income Available to Commons Shareholders	$(98,289)	$979	$13,021

Diluted Weighted-Average Shares Outstanding:

Weighted-Average Shares Outstanding	30,025,352	28,609,296	28,505,405
Weighted-Average Dilutive Effect of Stock	—	967,789	398,794
Option Plans & Unvested Deferred Stock Awards

Adjusted Weighted-Average Shares Outstanding	30,025,352	29,577,085	28,904,199

Diluted EPS*	(3.27)	0.03	0.45

Basic Earnings Per Share-Continuing Operations:

Income Available to Commons Shareholders	$(99,959)	$705	$13,154

Weighted-Average Shares Outstanding	30,025,352	28,609,296	28,505,405

Basic EPS-Continuing Operations	$(3.33)	$0.02	$0.46

Diluted Earnings Per Share-Continuing Operations:

Income Available to Commons Shareholders	$(99,959)	$705	$13,154

Diluted Weighted-Average Shares Outstanding:

Weighted-Average Shares Outstanding	30,025,352	28,609,296	28,505,405
Weighted-Average Dilutive Effect of Stock	—	967,789	398,794
Option Plans & Unvested Deferred Stock Awards

Adjusted Weighted-Average Shares Outstanding	30,025,352	29,577,085	28,904,199

Diluted EPS*-Continuing Operations	$(3.33)	0.02	0.46

Basic Earnings Per Share-Discontinued Operations:

Income Available to Commons Shareholders	$1,670	$274	$(133)

Weighted-Average Shares Outstanding	30,025,352	28,609,296	28,505,405

Basic EPS-Discontinued Operations	$.06	$0.01	$(0.00)

Diluted Earnings Per Share-Discontinued Operations:

Income Available to Commons Shareholders	$1,670	$274	$(133)

Diluted Weighted-Average Shares Outstanding:

Weighted-Average Shares Outstanding	30,025,352	28,609,296	28,505,405
Weighted-Average Dilutive Effect of Stock	—	967,789	398,794
Option Plans & Unvested Deferred Stock Awards

Adjusted Weighted-Average Shares Outstanding	30,025,352	29,577,085	28,904,199

Diluted EPS*-Discontinued Operations	.06	0.01	(0.00)

*Stock options of 1,209,459 were not included in the 2004 per share calculation since inclusion would be anti-dilutive.